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                                       AMERIKING, INC
                     COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (DOLLARS IN THOUSANDS)
                                                    Fiscal 1995            Fiscal 1996
                                                --------------------  ----------------------
                                                 W/O PIK   With PIK    W/O PIK     With PIK
                                                Dividends  Dividends  Dividends   Dividends
                                                ---------  ---------  ----------  ----------
EARNINGS
Income before income taxes and extraordinary      $ 1,727    $ 4,025    ($4,498)    ($4,498)
 item
Interest expense                                    8,323     11,642     11,983      11,629
Amortization of deferred financing costs              567        548        883         548
Portion of rents representative of interest         3,445      4,629      4,370       4,736
 factor
Preferred stock PIK dividends                                  4,350                  4,350
                                                  -------    -------   --------    --------
Total earnings                                    $14,062    $25,204   $ 12,738    $ 16,765
                                                  =======    =======   ========    ========
FIXED CHARGES
Interest expense                                  $ 8,323    $11,652   $ 11,983    $ 11,629
Amortization of deferred financing costs              567        548        883         548
Portion of rents representative of interest         3,445      4,629      4,370       4,736
 factor
Preferred stock PIK dividends                                  4,350                  4,350
                                                  -------    -------   --------    --------
Total fixed charges                               $12,335    $21,179   $ 17,236    $ 21,263
                                                  =======    =======   ========    ========
RATIO OF EARNINGS TO FIXED CHARGES                  1.14x  1.19x      0.74x       0.79x
                                                  =======  =========  =========   =========

INSUFFICIENT EARNINGS TO COVER FIXED                                   $  4,498    $  4,498
 CHARGES                                                               ========    ========
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